Exhibit 24

                       POWER OF ATTORNEY

     I appoint each of Robert W. Olson and William A. Tsacalis as my attorneys-in-fact to: (a) sign a Form S-8 Registration Statement, registering additional shares of Chiquita Brands International, Inc. Common Stock to be issued pursuant to the Chiquita Savings and Investment Plan, and any amendments (including post-effective amendments) to such Registration Statement and (b) file such Registration Statement and amendments (with all exhibits and related documents) with the Securities and Exchange Commission.

     Executed pursuant to the requirements of the Securities Act of 1933, on December 23, 1999 at Cincinnati, Ohio.

                                   /s/Carl H. Lindner
                                   ____________________
                                   Carl H. Lindner


                                   /s/Keith E. Lindner
                                   ____________________
                                   Keith E. Lindner


                                   /s/Fred J. Runk
                                   ____________________
                                   Fred J. Runk


                                   /s/ Jean Head Sisco
                                   ____________________
                                   Jean Head Sisco


                                   /s/William W. Verity
                                   ____________________
                                   William W. Verity


                                   /s/Oliver W. Waddell
                                   ____________________
                                   Oliver W. Waddell


                                   /s/Steven G. Warshaw
                                   ____________________
                                   Steven G. Warshaw